Exhibit 10.6

MERS MIN: 8000101-0000000817-6

FIRST AMENDMENT TO GUARANTY OF RECOURSE OBLIGATIONS

This First Amendment to Guaranty of Recourse Obligations (the “Amendment”), dated as of April 12, 2005, is made by FIRST STATES GROUP, L.P., a Delaware limited partnership (“Guarantor”), for the benefit of GERMAN AMERICAN CAPITAL CORPORATION, a Maryland corporation (“GACC”) and BEAR STEARNS COMMERCIAL MORTGAGE, INC., a New York corporation (“GACC” and “BSCMI”, together with their respective successors and assigns, collectively, “Lender”).

R E C I T A L S:

WHEREAS, First States Investors 5200, LLC, a Delaware limited liability company and Lender are parties to a Loan Agreement, dated as of March 4, 2005 (as it may hereafter be amended, supplemented or otherwise modified, the “Loan Agreement”), pursuant to which the Lender agreed, subject to the terms and conditions set forth in the Loan Agreement, to provide a series of two loan advances (each, an “Advance” and collectively, the “Loan”) as provided in the Loan Agreement. Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Loan Agreement, as amended hereby.

WHEREAS, Guarantor and Lender wish to amend the terms and conditions of that certain Guaranty of Recourse Obligations dated as of March 4, 2005, as provided herein.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows, effective as of the date hereof.

Section 1. Section 2(i) of the Guaranty shall be amended by deleting paragraph (17), and inserting the following provisions:

(17) any increases in title insurance premiums, intangible taxes, mortgage taxes, mortgage recording taxes and/or any additional costs or fees (including Lender’s reasonable legal fees and disbursements) incurred in connection with any changes in the Allocated Loan Amounts by Lender and the creation and perfection of the Liens created by the Security Instruments under the Loan Agreement; and

(18) reasonable attorney’s fees and expenses incurred by Lender in connection with any successful suit filed on account of any of the foregoing clauses (1) through (17).

Section 2. Effect Upon Loan Documents.

2.1 Except as specifically set forth herein, the Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. All references to “Loan Agreement” in the Loan Documents shall mean and refer to the Loan Agreement as modified and amended by that certain First Amendment to Loan Agreement dated as of the date hereof.

2.2 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Lender under the Loan Documents, or any other document, instrument or agreement executed and/or delivered in connection therewith.

Section 3. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED, INTERPRETED AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PRINCIPLES.

Section 4. Counterparts. This Amendment may be executed in any number of counterparts, and all such counterparts shall together constitute the same agreement.

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IN WITNESS WHEREOF, Guarantor has executed this First Amendment to Guaranty of Recourse Obligations as of the date first set forth above.

FIRST STATES GROUP, L.P.,
a Delaware limited partnership

By:	First States Group, LLC,
a Delaware limited liability company,
its General Partner

By:
	Name:	Sonya A. Huffman
	Title:	Senior Vice President